UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FRIEDMAN INDUSTRIES, INCORPORATED

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(Name of person(s) filing proxy statement, if other than the registrant)

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FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:

The Annual Meeting of Shareholders of Friedman Industries, Incorporated will be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 1, 2016, at 11:00 a.m. (Central Time), for the following purposes:

(1)	To elect a board of seven directors for the following year.

(2)	To vote on a non-binding advisory resolution regarding the compensation of Named Executive Officers.

(3)	To ratify the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

(4)	To approve the Friedman Industries, Incorporated 2016 Restricted Stock Plan.

(5)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 15, 2016, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

By Order of the Board of Directors,

/s/ ALEX LARUE Secretary

July 20, 2016

Houston, Texas

IMPORTANT

Whether or not you expect to attend the meeting, please sign and date the enclosed white proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 1, 2016

The accompanying proxy statement, a form of proxy card and a copy of our 2016 Annual Report to Shareholders are available at http://www.friedmanindustries.com/proxy.htm.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on September 1, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 19747 Hwy 59 N, Suite 200, Humble, Texas 77338 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. (Central Time) on Thursday, September 1, 2016 (the “Annual Meeting”), in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, other than as specifically set forth herein, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of all of the nominees listed herein, (ii) for the non-binding, advisory resolution regarding the compensation of Named Executive Officers, (iii) for the ratification of the selection of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, (iv) for the approval of the Friedman Industries, Incorporated 2016 Restricted Stock Plan and (v) in the discretion of such persons in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

At the close of business on July 15, 2016, there were 6,799,444 shares of our common stock, $1.00 par value (“Common Stock”), outstanding. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the shareholders at the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Our Annual Report to Shareholders for the fiscal year ended March 31, 2016, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about August 1, 2016, to shareholders of record as of July 15, 2016.

PROPOSAL 1:

ELECTION OF DIRECTORS

The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors consists of seven members.

It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the seven nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the Nominating Committee of the Board of Directors.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If you hold shares of our Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

The withholding of authority by a shareholder and broker non-votes will be considered as not voted for the election of any directors. Each director nominee receiving a plurality of votes cast will be elected as a director.

The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

Nominee	Principal Occupation and Business Experience for more than the Last Five Years	Director Since	Age
William E. Crow	Chief Executive Officer of the Company since February 2006; President of the Company from 1995 through fiscal year 2016; formerly Chief Operating Officer of the Company from 1995 through January 2006	1998	69
Durga D. Agrawal	President, Piping Technology & Products, Inc. (pipe fabrication), Houston, Texas	2006	71
Charles W. Hall	Attorney, Norton Rose Fulbright US LLP (law firm), Houston, Texas	1974	86
Alan M. Rauch	President, Ener-Tex International Inc. (oilfield equipment sales), Houston, Texas	1980	81
Max Reichenthal	President, Texas Iron and Metal (steel product sales), Houston, Texas	2008	58
Joel Spira	Private investor, Houston, Texas; formerly Partner, Weinstein Spira & Company (accounting firm), Houston, Texas	2007	78
Joe L. Williams	Partner, PozmantierWilliams Insurance Consultants, LLC (insurance and risk management consultants), Houston, Texas	2000	70

The Board of Directors recommends voting “FOR” the election of each of the nominees named above.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors.

Director Qualifications

As set forth in the Charter of the Nominating Committee of the Board of Directors, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of the NYSE MKT. In addition, the Nominating Committee shall consider the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the Nominating Committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

In addition, the following experience, qualifications, attributes and skills were considered in determining the current nominees for director:

Mr. Crow has been associated with our Company in various capacities since 1972, including as an executive officer since 1981. His combination of experience and thorough knowledge of our business qualify him to serve as a member of our Board of Directors.

Mr. Agrawal has past and current experience as an executive officer in charge of running a business in Houston, Texas. His independence, his executive experience and broad operational and business experience qualify him to serve as a member of our Board of Directors.

Mr. Hall has been a director of our Company since 1974. He is a retired partner from Norton Rose Fulbright US LLP, our Company’s counsel. He continues to be associated with the firm and continues to practice law. His long tenure as an independent director and knowledge of our business qualify him to serve as a member of our Board of Directors.

Mr. Rauch has past and current experience as an executive officer in running several businesses, including his current operation in Houston, Texas. His independence, his insight into our operations and his executive experience qualify him to serve as a member of our Board of Directors.

Mr. Reichenthal has past and current experience as an executive officer in charge of running a business in Houston, Texas. He is thoroughly familiar with the steel and pipe business. His independence, his business experience and his experience as an executive officer qualify him to serve as a member of our Board of Directors.

Mr. Spira has a background in accounting and finance. He was formerly a partner at Weinstein Spira & Company, an accounting firm in Houston, Texas. Mr. Spira qualifies as a “financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). His independence, his executive experience and his background in accounting and financial matters qualify him to serve as a member of our Board of Directors.

Mr. Williams has a broad range of experience in insurance and risk management. He has served as an executive officer in several large insurance businesses and is currently a partner of an insurance operation in Houston, Texas. His independence, insight into business operations and executive experience qualify him to serve as a member of our Board of Directors.

Identifying and Evaluating Nominees for Directors

The Nominating Committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. Shareholders may recommend nominees by contacting the Nominating Committee at P.O. Box 62388, Houston, Texas 77205. With respect to appropriately qualified nominees recommended by shareholders, our Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees. In evaluating director nominations, the Nominating Committee seeks to achieve a diverse range of perspectives based on each Board member’s knowledge, life experiences, capabilities and background. While the Nominating Committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Board of Directors Independence

The Board of Directors has affirmatively determined that all members of the Board, with the exception of Mr. Crow, are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment.

Board Executive Session

In addition to regular Board meetings, the Board of Directors has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Williams serves as the presiding director for each executive session.

 Board Leadership Structure and Role in Risk Oversight

The Company currently does not have a Chairman of the Board. Mr. Crow, Chief Executive Officer of the Company, serves as the chairman of the meetings of the Board and in consultation with Mr. Alex LaRue, Vice President — Secretary & Treasurer of the Company, prepares the agenda for Board meetings. This arrangement allows Mr. Crow to focus on the day-to-day management of the Company as well as to lead the meetings of the Board of Directors. Mr. Williams serves as the presiding director of the executive sessions of the Board, in which all independent directors meet outside of the presence of management to discuss various matters pertaining to the Company.

With respect to the oversight of the Company’s risk, the Company’s executive officers supervise the day-to-day risk management responsibilities and in turn report, when necessary, to the Audit Committee with respect to financial and operational risk and to the full Board with respect to risks associated with the Company’s overall strategy.

Attendance at the Annual Meeting of Shareholders

The Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Directors are encouraged to and generally attend the Annual Meeting of Shareholders. Six of the seven directors attended the 2015 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may contact our directors individually, a committee of the Board of Directors, the independent directors of the Board of Directors as a group or the Board of Directors generally by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 62388, Houston, Texas 77205, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

Proposals submitted by shareholders for inclusion in our annual proxy statement will not be considered shareholder communications under this policy and shall be handled in accordance with the rules and regulations promulgated from time to time by the SEC and the procedures described below in this proxy statement.

Investor Information

To obtain a printed copy of our Code of Conduct and Ethics or the charter for the Audit Committee or the Nominating Committee of the Board of Directors or to obtain directions to our Annual Meeting, send a request to us in care of Investor Relations, P.O. Box 62388, Houston, Texas 77205.

Director Compensation

For the fiscal year ended March 31, 2016, with the exception of Mr. Crow, directors were paid $6,000 per quarter. In addition, the Chairman and members of the Audit Committee received $3,000 and $2,250, respectively, for each Audit Committee meeting attended. Mr. Crow receives no compensation for serving as director.

Except for Mr. Crow, who is a Named Executive Officer (as defined in “Executive Compensation” below), the following table summarizes compensation paid to each director during the fiscal year ended March 31, 2016:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Durga Agrawal, Ph.D.	33,000	—	33,000
Charles W. Hall	24,000	—	24,000
Alan M. Rauch	33,000	—	33,000
Max Reichenthal	24,000	—	24,000
Joel Spira	39,000	—	39,000
Joe L. Williams	24,000	—	24,000

Board of Directors Affiliations

Mr. Hall is associated with Norton Rose Fulbright US LLP, our outside legal counsel. Mr. Williams is a Partner with PozmantierWilliams Insurance Consultants, LLC which, at times, provides insurance consulting services to us. Mr. Agrawal is the President of Piping Technology & Products, Inc., a customer of ours. We recorded sales of approximately $114,000 to Piping Technology & Products, Inc. in fiscal 2016. These sales were arm’s length transactions.

Related Party Transactions

During fiscal years 2016 and 2015, there were no transactions with related persons which required disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR Part 229).

Policies and Procedures with Respect to Approval of Related Party Transactions

The Audit Committee of the Board of Directors has adopted a written policy with respect to related party transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction between us and any related party other than transactions (i) available to all employees generally or (ii) involving less than $5,000 when aggregated with all similar transactions. The Audit Committee is responsible for reviewing, approving and ratifying any related party transaction. In general, the policy prohibits all related party transactions although the Audit Committee may approve related party transactions (A) in exceptional circumstances where the situation is urgent and no reasonable alternatives exist, (B) when the benefit is unique and significant or (C) the economic value to us is highly compelling over an extended period.

Committees of the Board of Directors and Meeting Attendance

During fiscal year 2016, the Board of Directors met six times.

The Board of Directors has an Audit Committee which currently consists of Messrs. Agrawal, Rauch and Spira (Chairman). The Audit Committee discusses with the independent accountants and management our financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages our independent auditor. The Audit Committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, as amended, which is not available on our website but is attached as Appendix A to this proxy statement. The Audit Committee met four times in fiscal year 2016.

The Board of Directors has a Compensation Committee currently composed of Messrs. Agrawal, Rauch (Chairman) and Reichenthal. The Compensation Committee considers and recommends for approval by the Board of Directors adjustments to the compensation of our executive officers and the implementation of any compensation program. In addition, the Compensation Committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. As permitted by the rules of the NYSE MKT, the Compensation Committee does not currently operate under a charter. The Compensation Committee met two times in fiscal year 2016.

The Board of Directors has a Nominating Committee currently composed of Messrs. Agrawal, Rauch, Reichenthal (Chairman) and Spira, each of whom is independent in accordance with the applicable rules of the NYSE MKT. Nominees to the Board of Directors are proposed by the Nominating Committee. The Nominating Committee’s responsibilities are further detailed in the Charter of the Nominating Committee, which is not available on our website but is attached as Appendix B to this proxy statement. The Nominating Committee will consider appropriately qualified nominees timely recommended by shareholders in the same manner as it evaluates other potential director nominees. The Nominating Committee met two times in fiscal year 2016.

During the fiscal year ended March 31, 2016, no director attended fewer than 75% of the combined meetings of the Board of Directors and of any committee of which such director was a member.

Audit Committee Qualifications

The Board of Directors has affirmatively determined that all members of the Audit Committee are independent in accordance with the applicable rules of the NYSE MKT and Rule 10A-3(b)(1) of the Exchange Act. The Board also has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Spira meets the financial sophistication requirements set forth in the applicable rules of the NYSE MKT and qualifies as an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, as amended.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with our management and Hein & Associates LLP (“Hein”), our independent auditor, the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The Audit Committee has also discussed with our independent auditor the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee received and has discussed the written disclosures and letters from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Hein its independence in connection with its audit of our most recent financial statements. The Audit Committee has also considered whether the provision of non-audit services to the Company by Hein is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Durga D. Agrawal
Alan M. Rauch
Joel Spira

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer and our other Named Executive Officers. The Committee also reviews and discusses with the Chief Executive Officer, and recommends to the full Board of Directors, the compensation for all other officers of the Company. The Committee may retain compensation consultants or other advisers it deems appropriate; however, the Committee’s general practice is not to use a compensation consultant. Based on the Committee’s analysis of relevant data, the Committee determines its recommendation regarding the compensation of our Chief Executive Officer during an executive session of the Committee at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of our other executive officers and other officers to the Committee. The Committee considers the recommendations, discusses the recommendations with our Chief Executive Officer, may discuss the matter in executive session and then makes recommendations to the full Board of Directors. The final determination as to the compensation of the Chief Executive Officer and all other officers of the Company is made by the full Board of Directors based on the recommendations of the Committee.

The Board of Directors, or an authorized committee thereof, may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards and other director compensation to maintain a transparent and readily understandable compensation program which ensures that the directors continue to receive fair and appropriate compensation for the time commitment required to discharge their duties as directors for a company of our size.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

At the meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s Named Executive Officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay”, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay our Named Executive Officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2016 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).”

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of the Company or the Board of Directors, (iii) to create or imply any additional fiduciary duties for the Company or the Board of Directors or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Vote Required for Approval

In order to be approved, Proposal No. 2 must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends voting “FOR” this proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended March 31, 2016 and March 31, 2015, to each of our executive officers, including our principal executive officer and our principal financial officer (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	All Other Compensation ($)(3)	Total ($)
William E. Crow	2016	110,000	63,436	3,997	177,433
Chief Executive Officer (4)	2015	110,000	52,645	3,918	166,563
Robert Sparkman	2016	90,000	37,197	7,202	134,399
President and Chief Operating Officer (4)	2015	76,800	23,975	47,030	147,805
Thomas Thompson	2016	90,000	37,197	3,534	130,731
Senior Vice President — Sales and Marketing	2015	90,000	44,871	3,638	138,509
Alex LaRue	2016	69,888	27,718	2,943	100,549
Vice President — Secretary and Treasurer	2015	69,888	24,847	2,849	97,584

(1)	Represents base salary.

(2)	Includes quarterly bonuses based on a percentage of our quarterly net income and Christmas bonuses, each of which is paid at the discretion of the Board of Directors.

(3)

Reflects contributions by the Company to the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan for the benefit of the Named Executive Officers. Amounts for Mr. Sparkman also include sales commissions of $3,691 and $43,537 for the years ended March 31, 2016 and 2015, respectively.

(4)

As previously disclosed on Form 8-K, on April 1, 2016, Mr. Sparkman began serving as President and Chief Operating Officer of the Company. During the fiscal year ended March 31, 2016, Mr. Sparkman held the position of Senior Vice President — Operations. During the fiscal year ended March 31, 2015, Mr. Sparkman held the position of Vice President of Sales — Coil Division. Effective April 1, 2016, Mr. Crow is no longer serving as President of the Company, but will continue as Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End Table

There were no unexercised options, unvested stock or unvested equity incentive plan awards outstanding as of the year ended March 31, 2016, for any of the Named Executive Officers.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. We maintain the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan (the “Plan”), a defined contribution and 401(k) plan. The Plan covers substantially all employees, including officers, and employees fully vest in the Plan upon six years of service. In addition, the Company maintains life insurance policies on each officer, including the Named Executive Officers. From time to time and in its discretion, the Board has approved the transfer of the applicable policy to an officer upon his retirement. At March 31, 2016, the cash surrender values of the life insurance policies held by the Company on Messrs. Crow, Sparkman, Thompson and LaRue were approximately $233,000, $30,000, $130,000 and $100, respectively. None of the Named Executive Officers has a change-in-control agreement with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, executive officers and 10% shareholders must report to the SEC certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, we believe that these filing requirements have been satisfied for the fiscal year ended March 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by directors, nominees for director, Named Executive Officers, executive officers and directors as a group and persons who owned of record more than 5% of the outstanding Common Stock as of July 15, 2016:

Name	Amount and Nature of Beneficial Ownership(a)		Percentage of Shares Outstanding
Dimensional Fund Advisors LP	566,575	(b)	8.3%
6300 Bee Cave Road, Building One
Austin, Texas 78746
Renaissance Technologies Holdings Corporation	457,300	(c)	6.7%
800 Third Avenue
New York, New York 10022
Durga D. Agrawal	7,000		*
Charles W. Hall	12,001		*
Alan M. Rauch	2,740		*
Max Reichenthal	1,000		*
Joel Spira	1,000		*
Joe L. Williams	15,570		*
William E. Crow	35,555		*
Robert Sparkman	0		*
Thomas Thompson	0		*
Alex LaRue	1		*
Officers and directors as a group (9 persons)	74,867		1.1%

*	Less than 1%.
(a)

Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To our knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. We are informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to our knowledge, owns beneficially more than 5% of the Common Stock, except as described above.

(b)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 9, 2016, and otherwise received from the listed owner, Dimensional Fund Advisors LP (“Dimensional”). Dimensional is deemed to have beneficial ownership of 566,575 shares of the Common Stock as of December 31, 2015. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, as amended, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively referred to herein as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all of the shares of Common Stock described in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

(c)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2016 by Renaissance Technologies Holdings Corporation (“Renaissance”). Renaissance is deemed to have beneficial ownership of 457,300 shares of the Common Stock as of December 31, 2015.

PROPOSAL 3:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Hein & Associates LLP (“Hein”) as independent auditor for the fiscal year ending March 31, 2017. The Audit Committee and the Board seek to have the shareholders ratify the Audit Committee's appointment of Hein. In recommending ratification by the shareholders of such engagement, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Hein’s independence, professional competence and standing. As a matter of good corporate governance, we are asking shareholders to ratify this appointment. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the appointment is ratified by our shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. One or more representatives of Hein are expected to attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they wish to do so. It is also expected that Hein representative(s) will be available to respond to appropriate questions from shareholders.

Audit Fees

Regarding fiscal years 2016 and 2015, we retained Hein to provide services and incurred fees therefor as indicated in the following table:

	2016 Actual Fees	2015 Actual Fees
Audit Fees(1)	$129,745	$132,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$129,745	$132,300

(1)	Includes fees and expenses incurred related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by our independent public accountants to us. With regard to all permissible non-audit services, the Audit Committee has designated the Chairman of the Audit Committee to approve in advance the provision by the independent public accountants of such services.

There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X (17 CFR Part 210) during fiscal year 2016.

Vote Required for Approval

In order to be approved, Proposal No. 3 must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal. If the selection of Hein is not ratified, the Audit Committee will consider whether we should select another independent registered public accounting firm.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSAL 4:

APPROVAL OF THE 2016 RESTRICTED STOCK PLAN

Our Board of Directors has adopted, subject to the approval of our shareholders, the Friedman Industries, Incorporated 2016 Restricted Stock Plan (the “Restricted Stock Plan” or the “Plan”). The Plan will not become effective until it is approved by our shareholders. If approved, the Restricted Stock Plan will continue indefinitely until it is terminated by the Board of Directors of the Company.

Our Board of Directors believes that the Restricted Stock Plan will advance the interests of the Company and its shareholders and help promote the long-term growth of the Company by providing eligible employees of the Company with incentives to maximize shareholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such employees with the interests of the Company’s shareholders and providing the employees additional incentives to continue in their employment with the Company.

Certain features of the Restricted Stock Plan are summarized below. The summary does not purport to be complete, and is qualified in its entirety by the full text of the Plan attached as Appendix C to this proxy statement.

General

The Restricted Stock Plan is intended to advance the best interests of the Company and its shareholders by providing eligible employees of the Company with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company. The Plan permits the grant of restricted stock awards (“Restricted Stock Awards” or “Awards”) only. The Restricted Stock Plan includes a forfeiture provision which allows the Compensation Committee, under certain circumstances, to cancel Awards previously granted to an employee.

Shares Subject to the Restricted Stock Plan

The Restricted Stock Plan would authorize the issuance of up to 500,000 shares of the Company’s Common Stock. If shares of our Common Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock will count against the aggregate number of shares of our Common Stock with respect to which Awards may be granted under the Plan. To the extent that any portion of an outstanding Award terminates or expires, or is forfeited or cancelled, for any reason, the shares of our Common Stock allocable to such portion of the Award will immediately become available to be issued pursuant to a new Award granted under the Plan. The maximum number of shares of our Common Stock available for issuance under the Restricted Stock Plan will not be reduced to reflect any dividends that are reinvested into additional shares of our Common Stock or credited as additional shares of restricted stock.

Any shares of our Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Administration

The Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Plan, the Compensation Committee will have the authority to determine the persons to whom Awards will be granted; the number of shares of our Common Stock covered by each Award; the terms, provisions and conditions of each Award; acceleration of vesting; and all other determinations and actions necessary to administer the Plan.

Eligibility

Awards may be granted to employees of the Company and its affiliates.

Fair Market Value

Under the Restricted Stock Plan, the fair market value of the Company’s Common Stock as of any particular date means the closing sale price of the Company’s Common Stock if the Company’s Common Stock is traded on a stock exchange as reported on the principal securities exchange on which the Stock is traded. If, in the discretion of the Compensation Committee, another means of determining the fair market value of a share of the Company’s Common Stock shall be necessary or advisable, the Compensation Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Plan Awards

Restricted Stock Awards may be granted under the Plan at the discretion of the Compensation Committee. A Restricted Stock Award is a grant of shares of the Company’s Common Stock subject to risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Compensation Committee at its discretion. The amount of vesting, forfeitures and transferability restrictions applicable to any Restricted Stock Awards are generally determined at the discretion of the Compensation Committee. However, the Plan expressly provides that each Award must include a minimum vesting period of at least one (1) year, other than in the situation where vesting occurs as a result of the Award recipient’s death, qualifying disability or a qualifying change in control of the Company.

Each Restricted Stock Award granted will specify the applicable restrictions and the duration of such restrictions, and when such restrictions will lapse. Unless otherwise determined by the Compensation Committee, certificates representing shares granted pursuant to Restricted Stock Awards will be held by the Company during the applicable restriction period and will bear an appropriate legend specifying the restrictions.

Except as otherwise provided by the Compensation Committee during such period of restriction, the holder of a Restricted Stock Award will generally have all of the rights of a stockholder, including but not limited to the rights to receive dividends and to vote. Dividends paid with respect to restricted stock in cash or property other than shares of the Company’s Common Stock or rights to acquire shares of the Company’s Common Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of the Company’s Common Stock or rights to acquire shares of the Company’s Common Stock shall be added to and become a part of the restricted stock awarded.

Forfeiture

If the Board of Directors finds by a majority vote that a holder of an Award granted under the Restricted Stock Plan, before or after termination of his or her employment with the Company or any of its subsidiaries (a) committed fraud, embezzlement, theft, felony or an Act of Dishonesty in the course of his or her employment by the Company or an affiliate, (b) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (c) disclosed trade secrets of the Company or an affiliate or (d) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the Award recipient is a party, and, in the case of the actions described in clauses (a), (c) and (d), such action materially and adversely affected the Company, then, at or after the time such forfeiture determination is made the Board in good faith, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Award recipient had the facts existing at the time the benefit was bestowed that led to the forfeiture determination been known to the Company at the time the benefit was bestowed, the Board may determine that some or all of the employee’s rights to shares of our Common Stock covered by an Award (including vested rights and rights that have not yet vested), the dividends that have been paid with respect to shares of Common Stock covered by the Award and the shares of the Common Stock received as a result of the employee’s grant, receipt or holding of the Award and the proceeds realized with respect to any shares of Common Stock received as a result of the employee’s holding of the Award, will be forfeited to the Company on such terms as determined by the Board of Directors. An “Act of Dishonesty” shall require a material breach by the Award recipient of his or her duties, obligations or undertakings owed to or on behalf of the Company and its affiliates, as determined by the Board. In determining whether a matter materially and adversely affects the Company, the Board shall be entitled to consider all relevant factors and exercise business judgment in making such determination, including but not limited to the financial consequences, adverse reputational consequences or legal consequences to the Company or its affiliates, individually or taken as a whole, as a result of such action.

A forfeiture determination shall be made by a majority vote of the Board of Directors. The findings and decision of the Board with respect to a forfeiture determination made, including those regarding the acts of the Award recipient and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by, or a lack of good faith on the part of, the Board. No decision of the Board, however, will affect the finality of the discharge of the Award recipient by the Company or an affiliate.

Recoupment in Restatement Situations

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, any current or former Award holder who was a current or former executive officer of the Company or an affiliate will forfeit and must repay to the Company any compensation awarded under the Restricted Stock Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of applicable law.

Requirements of Law

The Company shall not be required to sell or issue any shares of the Company’s Common Stock under any Award if issuing those shares of the Company’s Common Stock would constitute or result in a violation by the holder of an Award or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any shares of the Company’s Common Stock unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Award will not transfer the shares of the Company’s Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares of the Company’s Common Stock covered by the Restricted Stock Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Common Stock issuable pursuant to any Award are not registered, the Company may imprint on the certificate evidencing the shares of Common Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Common Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Common Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the issuance of shares of the Company’s Common Stock to comply with any law or regulation of any governmental authority.

Change in Capital Structure

The existence of outstanding Awards will not affect in any way the right or power of the Company or our shareholders to make any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business. If the Company effects a capital readjustment or increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class and per share price of the Common Stock subject to outstanding Awards under the Plan shall be appropriately adjusted.

If the Company is not the surviving entity in any merger, consolidation or other reorganization, if the incumbent members of our Board of Directors cease for any reason to constitute a majority of the members of our Board, if the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, if the Company is to be dissolved, or if the Company is a party to any other corporate transaction, then the Compensation Committee may:

(1)     have some or all of the unvested Awards assumed or have a new award of a similar nature substituted for some or all of the outstanding Awards;

(2)     provide that the number of shares of the Common Stock covered by an unvested Award be adjusted so that such Award when vested will cover the number and class or series of the Common Stock or other securities or property to which the holder of the Award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of the Award had been the vested holder of record of the number of shares of the Common Stock then covered by such Award; or

(3)     make such other adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such transaction.

After a merger or consolidation involving the Company in which the Company is the surviving corporation, each Restricted Stock Award holder will be entitled to have his or her restricted stock appropriately adjusted based on the manner in which the shares of the Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Award Agreements

Each Award shall be embodied in a written award agreement that shall be subject to the terms and conditions of the Restricted Stock Plan. The award agreement may contain any other provisions that the Compensation Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Restricted Stock Plan. The terms of any outstanding Award under the Restricted Stock Plan may be amended from time to time by the Compensation Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or of the date of lapse of restrictions on shares of the Company’s Common Stock); provided that generally no such amendment will adversely affect in a material manner any right of the holder of the Award without his or her written consent.

Tax Withholding

Unless otherwise determined by the Compensation Committee, an employee’s tax withholding with respect to an Award may be satisfied by withholding from the shares of the Company’s Common Stock issuable pursuant to the Award based on the fair market value of the shares.

Non-Transferability

Except as specified in the applicable award agreement or in a domestic relations court order, an Award granted under the Restricted Stock Plan shall not be transferable by the holder thereof (whether for consideration or otherwise) other than by will or under the laws of descent and distribution. Any attempted assignment of an Award in violation of the Restricted Stock Plan shall be null and void. In the discretion of the Compensation Committee, any attempt to transfer an Award other than under the terms of the Restricted Stock Plan and the applicable award agreement may terminate the Award.

Termination and Modification of the Restricted Stock Plan

The Board of Directors may terminate or amend the Restricted Stock Plan in any respect or at any time, except that no amendment requiring shareholder approval will be effective without approval of the shareholders as required by applicable law or stock exchange rules.

U.S. Federal Income Tax Consequences of Awards Granted Under the Restricted Stock Plan

The following is a general summary of certain of the U.S. federal income tax consequences generally applicable to employees and the Company with respect to Awards granted under the Restricted Stock Plan.

The grant of a Restricted Stock Award under the Restricted Stock Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under section 83(b) of the Internal Revenue Code. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed), will be treated as compensation that is taxable as ordinary income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

If an Award recipient makes an election under section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the Plan, the Award recipient will recognize compensation that is taxable as ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares of the Common Stock covered by the Award on the date of Award over the amount, if any, paid for such shares. In such case, the Award recipient will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the recipient paid for the shares.

New Plan Benefits

The future benefits or amounts that would be received under the Restricted Stock Plan by executive officers and non-executive officer employees are discretionary and are therefore not determinable at this time. No future benefits or amounts will be received by or allocated to non-employee directors under the Restricted Stock Plan.

Vote Required for Approval

In order to be approved, Proposal No. 4 must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be included in our proxy statement and form of proxy for the 2017 Annual Meeting of Shareholders must be received at our principal executive offices at 19747 Hwy 59 N, Suite 200, Humble, Texas 77338 on or before May 1, 2017. Proposals from shareholders for the 2017 Annual Meeting of Shareholders received at our principal executive offices after May 1, 2017, will be considered untimely.

GENERAL

Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or personal interviews. The Company has retained D.F. King & Co., Inc. in order to provide consultation and proxy solicitation services on behalf of the Company in connection with its 2016 Annual Meeting of Shareholders for a fee of $5,500, plus expenses.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: P.O. Box 62388, Houston, Texas 77205, phone: 713-672-9433, Attention: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

FRIEDMAN INDUSTRIES, INCORPORATED

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.        Structure and Qualifications

The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE MKT.

II.       Compensation

Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.      Meetings

The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.      Responsibilities

The Board has delegated the following authority to the Committee:

1.

The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2.	The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3.

The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4.

The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5.	The Committee shall review filings made with the SEC when such review is required by the SEC.

6.

The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder, including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7.	The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8.	The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

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9.

The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10.

The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934, as amended.

11.	The Committee shall review and consider the independence of the independent auditor.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.

The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, as amended.

14.

The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.

The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16.	The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17.	The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18.	The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19.

The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20.

The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

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Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED

CHARTER OF THE NOMINATING COMMITTEE

Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

I.      Structure and Qualifications

The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE MKT.

II.    Meetings

The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

III.    Responsibilities

The Board has delegated the following authority to the Committee:

1.

The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by NYSE MKT. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a)	An understanding of business and financial affairs and the complexities of a business organization;

(b)	A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c)	A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d)	A willingness to maintain a committed relationship with the Company as a director;

(e)	A willingness and ability to spend the necessary time required to function effectively as a director;

(f)	A reputation for honesty and integrity; and

(g)	Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2.

The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3.	The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4.

The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and NYSE MKT rules and regulations.

5.	The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6.	The Committee shall perform such other functions as required by law or SEC or NYSE MKT requirements.

7.	The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee.

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Appendix C

FRIEDMAN INDUSTRIES, INCORPORATED
2016 RESTRICTED STOCK PLAN

(As Adopted June 2, 2016)

FRIEDMAN INDUSTRIES, INCORPORATED

2016 RESTRICTED STOCK PLAN
(As Adopted June 2, 2016)

Article I	ESTABLISHMENT, PURPOSE AND DURATION	1

1.1	Establishment	1
1.2	Purpose of the Plan	1
1.3	Duration of the Plan	1

Article II	DEFINITIONS	1

2.1	“Act of Dishonesty”	1
2.2	“Adoption Date”	1
2.3	“Affiliate”	1
2.4	“Award”	1
2.5	“Award Agreement”	1
2.6	“Board”	1
2.7	“Code”	1
2.8	“Committee”	2
2.9	“Company”	2
2.10	“Compensation Committee”	2
2.11	“Corporate Change”	2
2.12	“Disability”	2
2.13	“Employee”	2
2.14	“Exchange Act”	2
2.15	“Fair Market Value”	2
2.16	“Forfeiture Determination”	3
2.17	“Holder”	3
2.18	“Incumbent Director”	3
2.19	“Minimum Statutory Tax Withholding Obligation”	3
2.20	“Period of Restriction”	3
2.21	“Plan”	3
2.22	“Restricted Stock”	3
2.23	“Restricted Stock Award”	3
2.24	“Section 409A”	3
2.25	“Stock”	3
2.26	“Termination of Employment”	3

Article III	ELIGIBILITY and participation	3

3.1	Eligibility	3
3.2	Participation	4

Article IV	GENERAL PROVISIONS RELATING TO AWARDS	4

4.1	Authority to Grant Awards	4
4.2	Shares that Count Against Limit	4
4.3	Non-Transferability	4
4.4	Requirements of Law	4
4.5	Corporate Changes	4
4.6	Election under Section 83(b) of the Code	6
4.7	Forfeiture for Cause	6
4.8	Forfeiture Events	7
4.9	Recoupment in Restatement Situations	7
4.10	Award Agreements	7
4.11	Issuance of Shares of Stock	7
4.12	Restrictions on Stock Received	7
4.13	Compliance with Section 409A	7

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4.14	Source of Shares Deliverable under Awards	7
4.15	Limitations on Vesting of Awards	7

Article V	RESTRICTED Stock AWARDS	8

5.1	Restricted Stock Awards	8
5.2	Restricted Stock Award Agreement	8
5.3	Holder’s Rights as Shareholder	8

Article VI	ADMINISTRATION	8

6.1	Awards	8
6.2	Authority of the Committee	8
6.3	Decisions Binding	9
6.4	No Liability	9

Article VII	AMENDMENT OR TERMINATION OF PLAN OR AWARD AGREEMENT	9

7.1	Amendment, Modification, Suspension and Termination of the Plan	9
7.2	Amendment, Modification, Suspension and Termination of Award Agreement	9
7.3	Awards Previously Granted	9

Article VIII	MISCELLANEOUS	10

8.1	Unfunded Plan/No Establishment of a Trust Fund	10
8.2	No Employment Obligation	10
8.3	Tax Withholding	10
8.4	Gender and Number	10
8.5	Severability	11
8.6	Headings	11
8.7	Other Compensation Plans	11
8.8	Retirement and Welfare Plans	11
8.9	Other Awards	11
8.10	Law Limitations/Governmental Approvals	11
8.11	Delivery of Title	11
8.12	Inability to Obtain Authority	11
8.13	Investment Representations	11
8.14	No Fractional Shares	11
8.15	Interpretation	11
8.16	Governing Law; Venue	11

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 FRIEDMAN INDUSTRIES, INCORPORATED
2016 RESTRICTED STOCK PLAN

(As Adopted June 2, 2016)

Article I

ESTABLISHMENT, PURPOSE AND DURATION

1.1     Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Friedman Industries, Incorporated 2016 Restricted Stock Plan”, as set forth in this document. The Plan permits only the grant of Restricted Stock. The Plan was adopted by the Board on June 2, 2016 (the “Adoption Date”), and shall become effective on the date the Plan is approved by the Company’s shareholders.

1.2     Purpose of the Plan. The Plan is intended to advance the interests of the Company, its Affiliates and its shareholders and promote the long-term growth of the Company by providing Employees with incentives to maximize shareholder value and to otherwise contribute to the success of the Company and its Affiliates, thereby aligning the interests of such individuals with the interests of the Company’s shareholders and providing them additional incentives to continue in their employment with the Company or its Affiliates.

1.3     Duration of the Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 7.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

Article II

DEFINITIONS

Each word and phrase defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1     “Act of Dishonesty”shall have the meaning ascribed to that term in Section 4.7(a).

2.2     “Adoption Date”shall have the meaning ascribed to that term in Section 1.1.

2.3      “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.4     “Award” means, individually or collectively, a grant under the Plan of Restricted Stock subject to the terms and provisions of the Plan.

2.5     “Award Agreement” means a written or electronic agreement entered into by the Company and a Award recipient that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.6     “Board” means the Board of Directors of the Company.

2.7     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8     “Committee” means the Compensation Committee. As to Awards that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must also be satisfied.

2.9     “Company” means Friedman Industries, Incorporated, a Texas corporation, or any successor (by reincorporation, merger or otherwise).

2.10     “Compensation Committee” means the Compensation Committee of the Board.

2.11     “Corporate Change” means (a) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (b) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board, (c) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (d) the Company is to be dissolved or (e) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (a), (b), (c) or (d) of this sentence.

2.12     “Disability” means, as determined by the Committee in its discretion exercised in good faith, in the case of an Award that is granted to an Award recipient who is covered by the Company’s long-term disability insurance policy or plan, a physical or mental condition of the Award recipient that would entitle him or her to payment of disability income payments under such long-term disability insurance policy or plan as then in effect, or in the case of an Award that is granted to an Award recipient who is not covered by the Company’s long-term disability insurance policy or plan for whatever reason, or in the event the Company does not maintain such a long-term disability insurance policy or plan, a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Award recipient shall submit to an examination by such physician upon request by the Committee.

2.13     “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.14     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.

2.15     “Fair Market Value” of the Stock as of any particular date means,

(a)     if the Stock is traded on a stock exchange,

(i)     and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii)     and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded; or

(b)     if the Stock is traded in the over-the-counter market,

(i)     and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii)     and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.16     “Forfeiture Determination” shall have the meaning ascribed to that term in Section 4.7(a).

2.17     “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock under an Award.

2.18     “Incumbent Director” means:

(a)     a member of the Board on the Adoption Date; or

(b)     an individual:

(i)	who becomes a member of the Board after the Adoption Date;

(ii)

whose appointment or election by the Board or nomination for election by the Company’s shareholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

(iii)	whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

2.19     “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company, an Affiliate or other subsidiary is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.20     “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article V.

2.21     “Plan” means the Friedman Industries, Incorporated 2016 Restricted Stock Plan, as set forth in this document as it may be amended from time to time.

2.22     “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article V.

2.23     “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to an Award recipient.

2.24     “Section 409A” means section 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the United States Internal Revenue Service under section 409A of the Code, or any successor statute.

2.25     “Stock” means the common stock of the Company, $1.00 par value per share (or such other par value as may be designated by act of the Company’s shareholders).

2.26     “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates as determined by the Committee.

Article III

ELIGIBILITY and participation

3.1     Eligibility. The persons who are eligible to receive Awards under the Plan are Employees.

3.2     Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards will be granted and shall determine the nature and amount of each Award.

Article IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1     Authority to Grant Awards. The Committee may grant Awards to those Employees as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 500,000.

4.2     Shares that Count Against Limit.

(a)     If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(b)     To the extent that any portion of an outstanding Award terminates or expires, or is forfeited or cancelled, for any reason, the shares of Stock allocable to such portion of the Award will immediately become available to be issued pursuant to an Award granted under the Plan.

(c)     The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends that are reinvested into additional shares of Stock or credited as additional Restricted Stock.

4.3     Non-Transferability. Except as specified in the applicable Award Agreement or in a domestic relations court order, no Award may be transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law, for consideration or otherwise) or be subject to execution, attachment or similar process, other than by will or under the laws of descent and distribution. Any attempted transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4     Requirements of Law. The Company shall not be required to issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable pursuant to any Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the issuance of shares of Stock hereunder, to comply with any law or regulation of any governmental authority.

4.5     Corporate Changes.

(a)     The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)     If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class or series of shares of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon vesting of an Award the equivalent total number and class or series of shares of Stock the Holder would have received had the Award vested in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Stock then reserved, that number and class or series of shares of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)     If while an unvested Award remains outstanding under the Plan a Corporate Change occurs, then there shall be no change in such Award and no acceleration of the time at which such Award will vest unless (i) the applicable Award Agreement or another agreement between the Holder and the Company otherwise provides or (ii) the Committee effectuates, in its sole and absolute discretion without the consent or approval of the Holder, one or more of the alternatives described paragraphs (1), (2), (3) or (4) immediately below no later than ten days after the approval by the shareholders of the Company of such Corporate Change (or approval by the Board if approval by the shareholders of the Company of such Corporate Change is not required), which alternatives may vary among individual Holders and which may also vary among Awards held by any individual Holder:

(1)     with respect to all or selected Holders, have some or all of their then outstanding unvested Awards assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the aggregate fair market value of the stock subject to the Award immediately after the assumption or substitution is equal to the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(2)     provide that the number and class or series of Stock covered by an unvested Award theretofore granted shall be adjusted so that such Award when vested shall thereafter cover the number and class or series of Stock or other securities or property (including cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the vested holder of record of the number of shares of Stock then covered by such Award;

(3)     make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change; or

(4)     make no adjustments to Awards, if the Committee determines in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

In effecting one or more of the alternatives set out in paragraphs (1), (2), (3) or (4) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding will vest.

Notwithstanding the prior provisions of this Section 4.5(c), with respect to a reincorporation merger in which holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of the provisions set forth above shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation for the same number of ordinary shares of the successor as the number of ordinary shares of the Company that were subject to the Award.

Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the shares of stock covered by the Award before and after the Corporate Change.

(d)     In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number of shares of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)     After a merger of one or more corporations into the Company in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)     The issuance by the Company of stock of any class or series, or securities convertible into or exchangeable for stock of any class or series, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into or exchangeable for stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number or class or series of shares of Stock then subject to outstanding Awards.

4.6     Election under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the principal financial officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the principal financial officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7     Forfeiture for Cause.

(a)     Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a determination is made as provided in Section 0 (a “Forfeiture Determination”) that (i) an Award recipient, before or after the termination of such individual’s employment with the Company and all Affiliates, (A) committed fraud, embezzlement, theft, felony or an Act of Dishonesty in the course of his or her employment by the Company or an Affiliate, (B) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (C) disclosed trade secrets of the Company or an Affiliate or (D) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Award recipient is a party, and (ii) in the case of the actions described in clauses (A), (C) and (D), such action materially and adversely affected the Company, then, at or after the time such Forfeiture Determination is made the Board in good faith, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Award recipient had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that some or all of (x) the Holder’s rights to shares of the Stock covered by an Award (including vested rights and rights that have not yet vested), (y) the dividends that have been paid with respect to shares of Stock covered by the Award and (z) the shares of the Stock received as a result of the Holder’s grant, receipt or holding of the Award and the proceeds realized with respect to any shares of Stock received as a result of the Holder’s holding of the Award, will be forfeited to the Company on such terms as determined by the Board. For purposes of this Section 4.7, an “Act of Dishonesty” shall require a material breach by the Award recipient of his or her duties, obligations or undertakings owed to or on behalf of the Company and its Affiliates, as determined by the Board. In determining whether a matter materially and adversely affects the Company, the Board shall be entitled to consider all relevant factors and exercise business judgment in making such determination, including but not limited to the financial consequences, adverse reputational consequences or legal consequences to the Company or its Affiliates, individually or taken as a whole, as a result of such action.

(b)     A Forfeiture Determination for purposes of Section 4.7(a) shall be made by a majority vote of the Board. The findings and decision of the Board with respect to a Forfeiture Determination made, including those regarding the acts of the Award recipient and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by, or a lack of good faith on the part of, the Board. No decision of the Board, however, will affect the finality of the discharge of the Award recipient by the Company or an Affiliate.

4.8     Forfeiture Events. Without limiting the applicability of Section 4.7 or Section 0, the Committee may specify in an Award Agreement that the Award recipient’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, Termination of Employment for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Award recipient or other conduct by the Award recipient that is detrimental to the business or reputation of the Company and its Affiliates.

4.9     Recoupment in Restatement Situations. Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, any current or former Holder who was a current or former executive officer of the Company or an Affiliate shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission under or in connection with Section 10D of the Exchange Act.

4.10     Award Agreements. Each Award shall be embodied in a written or electronic Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by or delivered on behalf of an authorized executive officer of the Company, other than the Award recipient, on behalf of the Company, and may be signed or acknowledged by the Award recipient to the extent required by the Committee. The Award Agreement may specify the effect of a Corporate Change on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan. An Award Agreement may be altered, amended, modified or suspended as provided in Section 7.2. An Award Agreement may be terminated as provided in Section 7.2 and elsewhere in the Plan including Sections 4.7, 4.8 and 0.

4.11     Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.12     Restrictions on Stock Received. The Committee may impose such conditions and restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Award recipient hold the shares of Stock for a specified period of time.

4.13     Compliance with Section 409A. The Plan and each Award Agreement under the Plan is intended to be exempt from the requirements of Section 409A. Awards may not be deferred in any manner if such deferral is subject to or must comply with the requirements of Section 409A.

4.14     Source of Shares Deliverable under Awards. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

4.15     Limitations on Vesting of Awards.

(a)     Unless the applicable Award Agreement specifies otherwise, an Award shall not continue to vest after the Termination of Employment of the Award recipient for any reason.

(b)     An Award granted under the Plan must include a minimum vesting period of at least one (1) year, provided, however, that an Award may provide that the Award will vest before the completion of such one (1)-year period upon the death or Disability of the original grantee of the Award or a Corporate Change.

Article V

RESTRICTED Stock AWARDS

5.1     Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion, and may include vesting provisions based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

5.2     Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

5.3     Holder’s Rights as Shareholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a shareholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

Article VI

ADMINISTRATION

6.1     Awards. The Plan shall be administered by the Committee or, in the absence of the Committee the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

6.2     Authority of the Committee.

(a)     The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including the rights, powers and authorities to: (i) determine the persons to whom and the time or times at which Awards will be made; (ii) determine the number of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (iii) determine the terms, provisions and conditions of each Award, which need not be identical; (iv) accelerate the time at which any outstanding Award will vest; (v) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (vi) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

(b)     The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to an Award recipient in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)     The Committee may employ attorneys, consultants, accountants, agents and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers shall be entitled to rely upon the advice, opinions or valuations of any such person. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or other Employees or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

6.3     Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Holders and the estates and beneficiaries of Holders.

6.4     No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.

Article VII

AMENDMENT OR TERMINATION OF PLAN OR AWARD AGREEMENT

7.1     Amendment, Modification, Suspension and Termination of the Plan. Subject to Section 7.3, the Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan, provided, however, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

7.2     Amendment, Modification, Suspension and Termination of Award Agreement. Subject to Section 7.3, the Committee may, in its discretion and at any time and from time to time, alter, amend, modify, suspend or terminate any Award Agreement in whole or in part in any manner that it deems appropriate and that is consistent with the terms of the Plan or necessary to implement the requirements of the Plan.

7.3     Awards Previously Granted. Except as expressly provided otherwise under the Plan (including Sections 4.7, 4.8 and 0), no alteration, amendment, modification, suspension or termination of the Plan or an Award Agreement shall adversely affect in any material manner any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

Article VIII

MISCELLANEOUS

8.1     Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

8.2     No Employment Obligation. The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to such person, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or service relationship at any time or for any reason not prohibited by law.

8.3     Tax Withholding.

(a)     The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting or lapse of restrictions.

(b)     The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of the vesting of an Award with respect to which the Company or an Affiliate has a tax withholding obligation the Company or the Affiliate may (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the date of the event giving rise to the withholding obligation approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 8.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate.

(c)     The Company shall have no obligation upon vesting of any Award or lapse of restrictions on an Award or other event requiring payment until the Company or an Affiliate has received payment from the Holder sufficient to cover the Minimum Statutory Tax Withholding Obligation of the Holder with respect to that vesting, lapse of restrictions or other event. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

8.4     Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

8.5     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.6     Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

8.7     Other Compensation Plans. The adoption of the Plan shall not affect any other incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

8.8     Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

8.9     Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

8.10     Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.11     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

8.12     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority shall not have been obtained.

8.13     Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

8.14     No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

8.15     Interpretation. The term “including” means “including without limitation”. The term “or” means “and/or” unless clearly indicated otherwise. The term “vest” includes the lapse of restrictions on Awards, including Forfeiture Restrictions. Reference herein to an “Article” or a “Section” shall be to an article or a section of the Plan unless indicated otherwise.

8.16     Governing Law; Venue. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

September 1, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The accompanying Proxy Statement, form of Proxy Card and a copy of our 2016 Annual Report to Shareholders are available at http://www.friedmanindustries.com/proxy.htm

Please sign,date and mail your white proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20703000303000000000 2 090116

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The Board of Directors recommends a vote "FOR" the election of all of the nominees for Director.

Proposal 1 - Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ W. Crow
- ○ D. Agrawal
- ○ C. Hall
- ○ A. Rauch
- ○ M. Reichenthal
- ○ J. Spira
- ○ J. Williams

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. The Board of Directors recommends a vote "FOR" Proposal 2.

Proposal 2 - To approve the following non-binding, advisory resolution: "Resolved, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in the Company's Proxy Statement dated July 20, 2016 pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion)." FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The Board of Directors recommends a vote "FOR" Proposal 3.

4. The Board of Directors recommends a vote "FOR" Proposal 4.

Proposal 4 - To approve the Friedman Industries, Incorporated 2016 Restricted Stock Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 20, 2016 relating to such meeting, receipt of which is hereby acknowledged.

Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed in Proposal 1 and for Proposal 2, Proposal 3 and Proposal 4. Any proxy or proxies heretofore given by the undersigned are hereby revoked.

Please sign below and return in the enclosed envelope.

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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FRIEDMAN INDUSTRIES, INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 1, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the "Company") hereby appoints Alex LaRue and William Crow, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 1, 2016, at 11:00 a.m. (Central Time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)

1.1 14475